SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B

          MARIO J. GABELLI-GABELLI FOUNDATION

                                12/24/96            1,500            16.1250
          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                12/26/96            5,000            16.5500
          GAMCO INVESTORS, INC.
                                 1/06/97            4,800            17.8750
                                 1/06/97            1,000            17.5000
                                 1/03/97              500-           16.3200
                                 1/03/97              500            16.3200
                                 1/03/97              166-           17.3750
                                12/31/96            2,000            16.3750
                                12/31/96            2,000-           16.3750
                                12/31/96            1,600            16.5000
                                12/30/96            3,500            16.3750
                                12/26/96            5,500            16.4091
                                12/24/96            5,000            16.3200
                                12/24/96            1,500            16.1250



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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